Exhibit 1.1

ARBOR REALTY TRUST, INC.

$55,000,000

7.375% Senior Notes due 2021

UNDERWRITING AGREEMENT

May 7, 2014

Deutsche Bank Securities Inc.

Keefe, Bruyette & Woods, Inc.

MLV & Co. LLC

As Representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Ladies and Gentlemen:

Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with each of the underwriters listed on Schedule I hereto (collectively, the “Underwriters,” which term shall also include any person substituted for an Underwriter pursuant to Section 10 hereto), for whom Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and MLV & Co. LLC. are acting as representatives (in such capacity, if and as applicable, the “Representatives”), on the terms set forth herein, with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth on Schedule I of $55,000,000 in aggregate principal amount of the Company’s 7.375% Senior Notes due 2021 (the “Initial Notes”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $8,250,000 in aggregate principal amount of its 7.375% Senior Notes due 2021 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) to cover over-allotments, if any.  The Notes are to be issued pursuant to an indenture to be dated as of May 12, 2014 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture (the “First Supplemental Indenture”) thereto to be dated as of May 12, 2014, (together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

In addition to the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), also confirms as follows its respective agreements with the Underwriters.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-189532) covering the registration of the Notes and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Notes that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement relating to the Notes (the “Preliminary Prospectus Supplement”) and the related base prospectus dated August 5, 2013 (the “Base Prospectus”) in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Notes or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Preliminary Prospectus.”  The final prospectus supplement relating to the Notes (the “Prospectus Supplement”) and the Base Prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Notes (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Disclosure Package (as hereinafter defined) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as the case may be.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company and the Operating Partnership.  The Company and the Operating Partnership each severally represents and warrants to the Underwriters as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(1)                                 Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became or become effective and at the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus, and any amendments or supplements thereto, as of its date, at the date hereof and at the Closing Date (and, if any Additional Notes are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Preliminary Prospectus or any amendments or supplements thereto, the Prospectus or any amendments or supplements thereto, or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or any post-effective amendment thereto, the Preliminary Prospectus, or any amendments or supplements thereto, the Prospectus, or any amendments or supplements thereto or the Disclosure Package (the “Underwriter Information”).  The parties of this Agreement acknowledge and agree that the Underwriter Information consists solely of the material included in the third paragraph and the second sentence of the eleventh paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 3:36 p.m. (New York City time) on May 7, 2014 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(2)                                 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3)                                 Company Not Ineligible Issuer.  As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations).

(4)                                 Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus listed in Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date as of which the Company notified or notifies the Representatives as described in Section 3(e) of this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(5)                                 Company Authorization of Agreement.  This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

(6)                                 Operating Partnership Authorization of Agreement.  This Agreement and the transactions contemplated herein have been duly and validly authorized by the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Operating Partnership.

(7)                                 Authorization of Management Agreement and Services Agreement.  The second amended and restated management and advisory agreement (the “Management Agreement”), dated as of August 6, 2009, among the Company, the Operating Partnership, Arbor Commercial Mortgage, LLC, a New York limited liability company and the manager of the Company and the Operating Partnership (together with its affiliates, the “Manager”), and Arbor Realty SR, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company, has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  The services agreement (the “Services Agreement”), dated as of July 1, 2003, among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(8)                                 Distribution of Offering Material by the Company.  The Company and its affiliates have not distributed and will not distribute, prior to the later of the Option Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Notes, any written offering material in connection with the offering and sale of the Notes other than the Prospectus, the Registration Statement or any Issuer Free Writing Prospectus.

(9)                                 Independent Accountants.  Ernst & Young LLP, who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act, 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(10)                          Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes (the “Company Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  There are no financial statements or schedules required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations which are not so included.  If applicable, the unaudited pro forma financial information (including the related notes) incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No pro forma financial information is required to be included in the Registration Statement, the Disclosure Package or the Prospectus which is not so included. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(11)                          No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, (C) since the date of the latest balance sheet incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, including without limitation the Operating Partnership, considered as one enterprise, except for liabilities or obligations which are described in the Registration Statement, the Disclosure Package and the Prospectus, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(12)                          Good Standing of the Company and the Operating Partnership.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  Each of the Company and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(13)                          The Partnership Agreement.  The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), dated as of January 18, 2005, among Arbor Realty GPOP, Inc., a Delaware corporation, Arbor Realty LPOP, Inc., a Delaware corporation, the Manager and the Company, has been duly and validly authorized, executed and delivered by the Company (through its direct subsidiaries) and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(14)                          Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, and, in the case of each subsidiary that is a corporation, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a “Lien”); and none of the outstanding shares of stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Company are the subsidiaries listed on Schedule IV hereto and Schedule IV accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.  Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule IV hereto under the caption “Significant Subsidiaries.”

(15)                          Capitalization.  As of the date hereof, there are 500,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), authorized and 50,136,308 Common Shares issued and outstanding.  As of the date hereof, there are 100,000,000 shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Shares”), authorized and 3,711,500 Preferred Shares issued and outstanding, 1,551,500 of which are classified as shares of the Company’s 8.250% Series A Cumulative Redeemable Preferred Stock, 1,260,000 of which are classified as shares of the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock and 900,000 of which are classified as shares of the Company’s 8.50% Series C Cumulative Redeemable Preferred Stock.  The issued and outstanding shares of stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.  The authorized, issued and outstanding units of partnership interest in the Operating Partnership (the “OP Units”), have been duly authorized and validly issued; and all of such OP Units have been sold in compliance with applicable laws (including, without limitation, federal and state securities laws).  The Company has applied to have the Notes authorized for trading on the NYSE.

(16)                          Authorization of the Indenture.  The Indenture has been duly authorized by the Company and at the Closing Date will be duly qualified under the 1939 Act and, when duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(17)                          Authorization of the Notes.  The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes.  The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(18)                          Description of Notes. The Notes and Indenture conform in all material respects to the description thereof contained in the sections of the Registration Statement, the Disclosure Package, and the Prospectus entitled “Description of Debt Securities” and “Description of Notes.”

(19)                          Absence of Defaults and Conflicts.  Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Company and the Operating Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to any Company Documents, nor will such action result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.  The term “Company Documents” as used herein means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is subject.  The term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(20)                          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(21)                          Absence of Proceedings.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus.  To the knowledge of the Company or the Operating Partnership, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries except as would not have a Material Adverse Effect or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus.

(22)                          Accuracy of Descriptions and Exhibits.  The information in the Preliminary Prospectus and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Federal Income Tax Considerations” is correct in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(23)                          Possession of Intellectual Property.  The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Disclosure Packages and the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect.

(24)                          Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or the Operating Partnership, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, for the offering, issuance, sale or delivery of the Notes hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement, the Prospectus, the Registration Statement on Form 8-A covering the Notes to be filed with the Commission and the Indenture, except such as have been or will be obtained under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(25)                          Possession of Licenses and Permits.  The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(26)                          Investment Company Act.  The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment

Company Act of 1940, as amended (the “1940 Act”). Neither the Operating Partnership nor any of the subsidiaries of the Company is an “investment company” as defined in the 1940 Act.

(27)                          Absence of Registration Rights.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act.

(28)                          Joint Ventures.  All of the joint ventures in which the Company or any subsidiary owns any interest (the “Joint Ventures”) are listed on Schedule V hereto.  The Company’s or subsidiary’s ownership interest in such Joint Venture is set forth in Schedule V.

(i)                                     1934 Act Registration; New York Stock Exchange.  The Company will use its best efforts to register the Notes pursuant to Section 12(b) of the 1934 Act.  The Company will use its best efforts to obtain authorization to list the Notes on the NYSE as soon as practicable after the date hereof and to effect and maintain the listing, subject to official notice of issuance, of the Notes on the NYSE.

(29)                          FINRA Matters.  All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA is true, complete and correct.

(30)                          Insurance.  The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Operating Partnership nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, the Operating Partnership nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Without limitation to the foregoing provisions of this Section 1(a)(30), and such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Operating Partnership and their respective subsidiaries have title insurance on any real property currently leased or owned or controlled by them or to be leased or owned or to be controlled by them (collectively, the “Real Property”), in each case in an amount at least equal to the original cost of acquisition, and the Company, the Operating Partnership and their respective subsidiaries are entitled to all benefits of the insured thereunder, and each such Real Property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries (in the markets in which the Company’s and subsidiaries’ respective Real Properties are located), and the Company, the Operating Partnership and their respective subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries (in the markets in which the Company’s, the Operating Partnership’s and their respective subsidiaries’ respective Real Properties are located) and the Company, the Operating Partnership or one of their respective subsidiaries is named as an additional insured on all policies required under the leases for such properties.  With respect to mortgage loans extended by the Company and its subsidiaries, the Company or its subsidiary has one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the real property underlying such loans with coverages, in the aggregate, equal to at least the maximum aggregate principal amount of such loan.

(31)                          Disclosure Controls and Procedures.  The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the 1934 Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(32)                          Accounting Controls.  The Company, the Operating Partnership and each of their respective subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(33)                          Absence of Manipulation.  Each of the Company and the Operating Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(34)                          Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(35)                          Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA,  and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(36)                          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”),  the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(37)                          OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department

(“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of the Notes contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(38)                          Lending Relationship.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Notes to repay any debt owed to the Underwriters or any affiliate of the Underwriters.

(39)                          Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Notes to be sold by the Company to the Underwriters hereunder.

(40)                          ERISA.  Except as set forth in the Company’s financial statements, each of the Company and the Operating Partnership does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

(41)                          REIT Status.  Commencing with the Company’s taxable year ended December 31, 2003, and the taxable year ended December 31, 2005 of Arbor Realty SR, Inc., a Maryland real estate investment trust (the “Private REIT”), each of the Company and the Private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and each of the Company’s and the Private REIT’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter.  The Company does not know of any event that would cause or is likely to cause either the Company or the Private REIT to fail to qualify as a REIT under the Code at any time.

(42)                          Tax Opinion.  With respect to the legal opinion as to federal income tax matters provided to the Underwriters pursuant to Section 5(c) hereof, the Company’s representatives have discussed with its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the officer’s certificate supporting such opinion, and where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives are satisfied after their discussions with their counsel in their understanding of such terms and are capable of making such representations.

(43)                          Tax Returns.  All tax returns required to be filed as of the date hereof by the Company and each of its subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(44)                          Related Party Transactions.  There are no business relationships or related-party transactions involving the Company, the Operating Partnership or the Manager required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been so described as required.

(45)                          No Unlawful Contributions or Other Payments.  Neither the Company, the Operating Partnership nor any subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company, the Operating Partnership or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(46)                          Brokers and Finders.  Neither the Company, the Operating Partnership nor any subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(47)                          No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions.  No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other Subsidiary.

(48)                          Title to Real and Personal Property.  (i) The Company and its subsidiaries, including the Operating Partnership, have (or in the case of a Joint Venture, such limited partnership, limited liability company or other joint venture entity has) good and marketable title in fee simple to, or a valid leasehold interest in, the Real Property and good and marketable title to any and all personal property owned by the Company or any of its Subsidiaries that is material to the business of the Company or the Operating Partnership, in each case free and clear of all Liens, except as described in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the “Leases”) with such exceptions as are disclosed in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, for the Real Properties has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the Prospectus; (iv) each of the Real Properties has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the Real Properties is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, have a Material Adverse Effect; (vi) each of the Real Properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failure to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the Leases are in full force and effect, except where the failure to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows or an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (viii) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(49)                          Compliance with Environmental Laws.  Except as otherwise disclosed in the Registration Statement, and the Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time, or to the knowledge of the Company, any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statues or by the Company, any of its subsidiaries or, to the knowledge of the Company, any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company and the Operating Partnership do not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (v) neither the Real Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency (the “EPA”) or, to the Company’s or to the Operating Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any governmental authority.

(50)                          Compliance with ADA. The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

(51)                          No Breach or Default under Loans.  To the Company’s knowledge, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to the debt instruments acquired or originated by the Company as described in the Incorporated Documents (collectively, the “Loans”) which breach or default, if uncured, would result in a Material Adverse Effect.  To the Company’s knowledge without due inquiry, there is no breach or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to any loans senior to the Loans, which breach or default, if uncured, would result in a Material Adverse Effect.

Compliance with Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 2.                            Sale and Delivery to the Underwriters; Closing.

(a)                                 Initial Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Initial Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 96.5% of the principal amount thereof (the “Purchase Price”), plus any additional principal amount of Initial Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b)                                 Additional Notes. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Additional Notes, at the purchase price set forth in paragraph (a) above.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments made in connection with the offering and distribution of the Initial Notes upon notice by the Representatives to the Company setting forth the amount of Additional Notes as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Notes.  Any such time and date of delivery (if other than the Closing Date, an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option described in Section 2(b) is exercised as to all or any portion of the Additional Notes, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Additional Notes then being purchased which the total principal amount of Initial Notes set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Initial Notes, subject in each case to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c)                                  Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Initial Notes, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at 10:00 A.M. New York City time on May 12, 2014, or at such other time or place on the same or such other date, not later than the tenth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Additional Notes, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Additional Notes. The time and date of such payment for the Initial Notes is referred to herein as the “Closing Date.”  Payment for the Notes to be purchased at the Closing Date or any Option Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Notes to be purchased on such date, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Notes duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of Hunton & Williams LLP not later than 4:00 P.M., New York City time, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

SECTION 3.                            Covenants of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, severally, covenants with the Underwriters as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b) of this Agreement, will comply with the requirements of Rule 430B and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the receipt of any comments from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that either or both of them was not, will promptly file such prospectus and/or prospectus supplement.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(b)                                 Filing of Amendments.  During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Underwriters for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Underwriters.

(c)                                  Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and its counsel, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses. The Company has delivered or will deliver to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Notes or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   Permitted Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Underwriters, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any

Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)                                  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(h)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                                    Listing.  The Company will use its best efforts to effect the listing of the Notes on the NYSE.

(k)                                 Restriction on Sale of Notes.  During a period of 60 days from the date of the Prospectus, each of the Company, and the Operating Partnership will not, without the prior written consent of the Representatives, directly or indirectly, (i) directly or indirectly, offer, pledge, sell, contract to sell, purchase any option or contract to sell, sell, grant or purchase any option, right or warrant to purchase, borrow or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company that are substantially similar to the Notes or any securities convertible into or exercisable or exchangeable for such debt securities, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of debt securities issued or guaranteed by the Company that are substantially similar to the Notes, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of such debt securities or securities convertible into or exercisable or exchangeable for such debt securities, in cash or otherwise, (iii) file with the Commission any registration statement under the 1933 Act with respect to any of the foregoing, or (iv) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to the Notes to be sold hereunder.

(l)                                     Reporting Requirements.  The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)                             Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Notes, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriters and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(n)                                 REIT Qualification.  Each of the Company and the Private REIT will use its best efforts to continue to meet the requirements to qualify as a REIT.

(o)                                 Trustee.  The Company shall engage and maintain, at its expense, a trustee, paying agent and registrar for the Notes.

(p)                                 Company Not an “Investment Company.”  The Company is familiar with the 1940 Act and the rules and regulations thereunder, and will in the future conduct its and the Operating Partnership’s affairs, in such a manner and will use its commercially reasonable best efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(q)                                 No Price Stabilization or Manipulation.  The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, prior to the termination of the underwriting syndicate contemplated by this Agreement, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Notes, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Notes or (iii) pay or agree to pay to any person (other than the Underwriters) any compensation for soliciting any order to purchase any other securities of the Company.

(r)                                    Term Sheet.  The Company will prepare a final term sheet, containing a description of the final terms of the Notes and the offering thereof (“Pricing Term Sheet”), in the form approved by the Representatives and attached as Schedule III hereto, and to file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule.

(s)                                   DTC Eligibility.  The Company will use its commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Notes to be eligible for clearance and settlement through DTC.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the Notes, (iii)  the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification of the Notes under Securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (v) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Notes, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the FINRA of the terms of the sale of the Notes in an amount not to exceed $5,000.00, (x) the fees and expenses incurred in connection with the listing of the Notes on the NYSE, (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Notes made by the Underwriters where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement, (xi) the costs and expenses of qualifying the Notes for settlement through the facilities of the Depository Trust Company, (xii) the preparation of the Global Note (including, without limitation, printing and engraving thereof, and (xiii) the costs, expenses, fees and taxes incident to the authorization, preparation, issuance, execution, authentication and delivery of the Notes and the Indenture, including any expenses of the Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) hereof or if the Company shall fail at the Closing Date or an Option Closing Date, as the case may be, to sell the amount of Notes that it is obligated to sell hereunder, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any executive officer of the Company, the Operating Partnership, or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

(b)                                 No Material Adverse Change.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business.

(c)                                  Opinions of Counsel for Company.  At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Operating Partnership, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company and the Operating Partnership, (iii) Allen & Overy LLP, special counsel for the Company and the Operating Partnership, and (iv) Venable LLP, special counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for the Underwriters, to the effect set forth in Exhibit A, Exhibit B, Exhibit C and Exhibit D hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(d)                                 Opinion of Counsel for Underwriters.  At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request.  In giving such opinion, Hunton & Williams LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP referred to in Section 5(c) above.

(e)                                  Officers’ Certificate.  At the Closing Date, the Underwriters shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g)                                  [Reserved].

(h)                                 Bring-down Comfort Letter.  At the Closing Date, the Underwriters shall have received from Ernst & Young LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to for the carrying out of procedures shall be a date not more than two business days prior to the Closing Date.

(i)                                     Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Notes to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)                                    Conditions to Purchase of Additional Notes.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Notes on any Option Closing Date that is after the Closing Date, the several obligations of the Underwriters to purchase the applicable Additional Notes shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriters shall have received:

(1)                                 The Indenture shall have been executed by the Company, the Operating Partnership and the Trustee.

(2)                                 Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, as specified in Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3)                                 Opinions of Counsel for Company.  The opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, (ii) Allen & Overy LLP and (iii) Venable LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Notes to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(4)                                 Opinion of Counsel for Underwriters.  The opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Notes to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5)                                 Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Option Closing Date.

(k)                                 Additional Documents.  At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Notes as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(l)                                     Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Notes on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Additional Notes, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 1, hereof and except that Sections 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect

(m)                             Application to List the Notes. At the Closing Date, the Company shall have submitted an application to list the Notes on the New York Stock Exchange.

(n)                                 Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1 under the 1934 Act) except, in the case of the Company’s subsidiaries, for decreases or withdrawals that would not have a Material Adverse Effect or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o)                                 Appointment of Trustee.  The Company shall have appointed the Trustee, or an agent or agents satisfactory to the Trustee, to act as trustee, registrar and paying agent under the Indenture.

SECTION 6.                            Indemnification.

(a)                                 Indemnification by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Underwriters, their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), their respective selling agents and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)                                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising in whole or in part out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) any breach of any representation, warranty or covenant of each of the Company and the Operating Partnership contained herein;

(2)                                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of (i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)                                 against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any of (i) above, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification by the Underwriters.  The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection except to the extent it has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after delivery to such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the inaccuracies, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Notes as set forth on such cover.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriters’ respective Affiliates and selling agents shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, the Operating Partnership, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.                            Representations, Warranties and Agreements to Survive.   All representations, warranties and agreements contained in this Agreement or in certificates of Executive Officers of the Company and the Operating Partnership or any of their subsidiaries, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its Affiliates or selling agents, or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Notes to the Underwriters.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination; General.  The Underwriters may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Additional Notes are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriters may terminate their option to purchase such Additional Notes by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE MKT LLC or the NYSE or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by Federal, Maryland or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10.                     Default of One or More of the Several Underwriters.

If one or more of the Underwriters shall fail at the Closing Date or Option Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)                                 if the number of Defaulted Notes does not exceed 10% of the number of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated,

severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(2)                                 if the number of Defaulted Notes exceeds 10% of the number of Notes to be purchased on such date, this Agreement, or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Additional Notes to be purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Additional Notes, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, fax: (212) 797-2202, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561; (ii) Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Capital Markets, fax: (212) 582-1592; and (iii) MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, Attention: Dean M. Colucci, Facsimile: (212) 317-1515.  Notices to the Company and the Operating Partnership shall be directed to them c/o Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Paul Elenio, Chief Financial Officer and Treasurer, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt.

SECTION 12.                     Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                     [Reserved.]

SECTION 14.                     GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.                     Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.                     Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking division.  The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 17.                     Absence of Fiduciary Relationship.  Each of the Company and the Operating Partnership acknowledges and agrees that:

(a)                                 the Underwriters have been retained solely to act as Underwriters in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Company or the Operating Partnership and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or the Operating Partnership on other matters;

(b)                                 the price of the Notes set forth in this Agreement was established by the Company and the Underwriters following discussions and arms-length negotiations with the Underwriters and the Company, and the Company and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the

Company or the Operating Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Operating Partnership.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

ARBOR REALTY LIMITED PARTNERSHIP

By:	Arbor Realty GPOP, Inc., its
General Partner

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

[Underwriting Agreement —Arbor Realty Trust, Inc. — Senior Notes due 2021

Accepted and agreed to as of the date first above written, on behalf of themselves and the several other Underwriters named on Schedule I hereto:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar
Name:	Ritu Ketkar
Title:	Managing Director

By:	/s/ John Han
Name:	John Han
Title:	Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Jennifer Fuller
Name:	Jennifer Fuller
Title:	Director

MLV & CO. LLC

By:	/s/ Dean Colucci
Name:	Dean Colucci
Title:	President

[Underwriting Agreement — Arbor Realty Trust, Inc. — Senior Notes due 2021]

SCHEDULE I

Underwriter	Principal Amount of Initial Notes to be purchased

Deutsche Bank Securities Inc.	$22,550,000
Keefe, Bruyette & Woods, Inc.	$11,000,000
MLV & Co. LLC	$11,000,000
Credit Suisse Securities (USA) LLC	$6,600,000
JMP Securities LLC	$1,100,000
Ladenburg & Thalmann & Co. Inc.	$2,750,000

Total	$55,000,000

SCHEDULE II

Issuer Free Writing Prospectuses

Final pricing term sheet containing the terms of the Notes, substantially in the form of Schedule III attached hereto.

SCHEDULE III

PRICING TERM SHEET

(See Attached)

PRICING TERM SHEET

Arbor Realty Trust, Inc.
7.375% Senior Notes due 2021

May 7, 2014

The information in this pricing term sheet relates only to Arbor Realty Trust’s offering (the “Offering”) of its 7.375% Senior Notes due 2021 and should be read together with (i) the preliminary prospectus supplement dated May 7, 2014 relating to the Offering, including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Preliminary Prospectus Supplement”) and (ii) the accompanying prospectus contained in Registration Statement No. 333-189532.

Issuer:	Arbor Realty Trust, Inc., a Maryland corporation

Title of Securities:	7.375% Senior Notes due 2021 (the “Notes”)

Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange and, if the application is approved, expects trading in the Notes to begin within 30 days after the Notes are first issued.

Aggregate Principal Amount Offered:	$55,000,000 aggregate principal amount of the Notes (or a total of $63,250,000 aggregate principal amount of the Notes if the underwriters exercise in full their option to purchase additional Notes)

Pro Forma Outstanding Indebtedness:

After giving effect to the issuance of the Notes (assuming no exercise by the underwriters of their option to purchase additional Notes), the Issuer’s total consolidated indebtedness would have been approximately $1.318 billion as of March 31, 2014.

Maturity Date:	May 15, 2021, unless earlier redeemed or repurchased

Price to Public:	100% (or $25 per Note) plus accrued interest, if any, from May 12, 2014

Interest Rate:	7.375% per annum, accruing from May 12, 2014

Interest Payment Dates:	February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2014

Optional Redemption:

Prior to May 15, 2017, the Notes will not be redeemable. On or after May 15, 2017 and prior to the maturity date, the Issuer may redeem for cash all or part of the Notes, upon not less than 45 nor more than 60 calendar days’ notice before the redemption date to the trustee, the paying agent and each holder of Notes. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case the Issuer will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed).

Fundamental Change Repurchase Event:

If a Fundamental Change (as defined in the preliminary prospectus relating to the Offering) occurs at any time, holders will have the right, at their option, to require the Issuer to repurchase for cash any or all of their Notes, or any portion of the principal amount thereof that is equal to $25 or an integral multiple of $25 in excess thereof. The price the Issuer is required to pay is equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date (unless the repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case the Issuer will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the repurchase price will be equal to 101% of the principal amount of the Notes to be repurchased).

Aggregate Underwriting Discount:	$1,925,000 ($2,213,750 if the underwriters exercise in full their option to purchase additional Notes)

Net Proceeds:

The estimated net proceeds from the sale of the Notes will be approximately $52.9 million (or approximately $60.9 million if the underwriters exercise in full their option to purchase additional Notes), after deducting underwriting discounts and the Issuer’s estimated offering expenses.

Use of Proceeds:	The Issuer intends to use the net proceeds from the sale of the Notes to make investments relating to its business, to repurchase or pay liabilities and for general corporate purposes.

Pricing Date:	May 7, 2014

Closing Date:	T+3; May 12, 2014

Joint Book-Running Managers:	Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and MLV & Co. LLC

Senior Co-Manager:	Credit Suisse Securities (USA) LLC

Co-Managers	JMP Securities LLC and Ladenburg Thalmann & Co. Inc.

Settlement:	DTC

CUSIP / ISIN:	038923884 / US0389238843

The Issuer has filed a registration statement on Form S-3 (Registration No. 333-189532), including a base prospectus dated August 5, 2013 and a preliminary prospectus supplement, dated May 7, 2014, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from Deutsche Bank Securities Inc. at 1-800-503-4611, Keefe, Bruyette & Woods, Inc. at 1-800-966-1559, or MLV & CO. LLC at 1-212-542-5882.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE IV

Significant Subsidiaries of the Company

Name	Jurisdiction of Organization	Type Of Entity

Arbor Realty GPOP, Inc.	Delaware	Corporation
Arbor Realty Limited Partnership	Delaware	Limited Partnership (general partner is Arbor Realty GPOP, Inc.)
Arbor Realty SR, Inc.	Maryland	Corporation
Arbor Realty Funding LLC	Delaware	Limited Liability Company
Arbor Realty Member LLC	Delaware	Limited Liability Company
Arbor Realty Mortgage Securities Series 2004-1, Ltd.	Cayman Islands	Exempted Limited Liability Company
Arbor Realty Mortgage Securities Series 2005-1 Ltd.	Cayman Islands	Exempted Limited Liability Company
Arbor Realty Mortgage Securities Series 2006-1, Ltd.	Cayman Islands	Exempted Limited Liability Company
Arbor Realty Collateralized Loan Obligation 2012-1 Ltd.	Cayman Islands	Exempted Limited Liability Company
Arbor Realty Collateralized Loan Obligation 2013-1 Ltd.	Cayman Islands	Exempted Limited Liability Company
Arbor Realty Collateralized Loan Obligation 2014-1 Ltd.	Cayman Islands	Exempted Limited Liability Company
ARSR Alpine, LLC	Delaware	Limited Liability Company (TRS)

A-43

SCHEDULE V

Joint Ventures of the Company

Name	Jurisdiction of Organization	Type of Entity	Percentage Ownership
ATM 450 LLC	Delaware	Limited Liability Company	57.92%
AC Flushing, LLC	New York	Limited Liability Company	50%
Richland Terrace Apartments, LLC	South Carolina	Limited Liability Company	25%
ABT ESI, LLC	Delaware	Limited Liability Company	23.75%
420 Fifth Associates, LLC	Delaware	Limited Liability Company	80%
Legacy Equity Investments Group LLC	Delaware	Limited Liability Company	51.33%
PE 25 LLC	Delaware	Limited Liability Company	43.44%
AR Prime	Delaware	Limited Liability Company	66.67%
JT Prime	Delaware	Limited Liability Company	33.37%
WSC Investors, LLC	Delaware	Limited Liability Company	50%
Lexford Pools 1/3 LLC	Delaware	Limited Liability Company	49%

C-44

Exhibit A

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

C-45

Exhibit B

Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

B-1

Exhibit C

Form of Opinion of Allen & Overy LLP

C-1

Exhibit D

Form of Opinion of Venable LLP